

                                  Exhibit 11.1

              Statement Regarding Calculation of Earnings Per Share


                                                  Basic         Diluted
                                             EPS number      EPS number           Net        Basic       Diluted
                                              of shares       of shares        Income          EPS           EPS
                                             -------------------------------------------------------------------
Three Months ended June 30, 2000              8,963,903       9,674,051      $1,274,566      $0.14         $0.13
Three Months ended June 30, 2001              9,178,233       9,611,136      $1,135,237      $0.12         $0.12

Three  Months ended June 30, 2000                 Basic                         Diluted
                                              ---------                      ----------
Average Shares Outstanding                    8,963,903                       8,963,903
Options - Plan 1                                                 30,000
Average Option Price                                              $2.33
Total Exercise Cost                                             $69,900
Shares Repurchased                                                3,925
Net Shares from Option - Plan 1                                                  26,075
Options - Plan 2                                                207,123
Average Option Price                                              $2.56
Total Exercise Cost                                            $530,235
Shares Repurchased                                               29,772
Net Shares from Option - Plan 2                                                 177,351
Options - Plan 3                                                549,023
Average Option Price                                              $6.09
Total Exercise Cost                                          $3,343,550
Shares Repurchased                                              187,734
Net Shares from Option - Plan 3                                                 361,289
Options - EFA Non-qualified                                      84,000
Average Option Price                                             $10.06
Total Exercise Cost                                            $845,040
Shares Repurchased                                               47,448
Net Shares from Option - EFA Non-qualified                                       36,552
Options - CGB Qualified                                         171,436
Average Option Price                                              $9.99
Total Exercise Cost                                          $1,712,646
Shares Repurchased                                               96,167
Net Shares from Option - CGB Qualified                                           75,274
Options - CGB Non-qualified                                      83,246
Average Option Price                                             $10.62
Total Exercise Cost                                            $884,073
Shares Repurchased                                               49,639
Net Shares from Option - CGB Non-qualified                                       33,607
                                              ---------                      ----------
Gross Shares                                  8,963,903                       9,674,051
Price                                                            $17.81


              Statement Regarding Calculation of Earnings Per Share

Three months ended June 30, 2001                 Basic                  Diluted
                                             ---------                ---------
Average Shares Outstanding                   9,178,233                9,178,233
Options - Plan 2                                            157,585
Average Option Price                                          $2.63
Total Exercise Cost                                        $414,449
Shares Repurchased                                           32,867
Net Shares from Option - Plan 2                                         124,718
Options - Plan 3                                            560,833
Average Option Price                                          $6.60
Total Exercise Cost                                      $3,701,498
Shares Repurchased                                          293,537
Net Shares from Option - Plan 3                                         267,296
Options - Plan 4                                            179,093
Average Option Price                                         $14.96
Total Exercise Cost                                      $2,679,231
Shares Repurchased                                          212,469
Net Shares from Option - Plan 4                                               -
Options - EFA Non-qualified                                  85,500
Average Option Price                                         $10.19
Total Exercise Cost                                        $871,245
Shares Repurchased                                           69,092
Net Shares from Option - EFA Non-qualified                               16,408
Options - CGB Qualified                                      66,715
Average Option Price                                         $10.25
Total Exercise Cost                                        $683,829
Shares Repurchased                                           54,229
Net Shares from Option - CGB Qualified                                   12,486
Options - CGB Non-qualified                                  73,427
Average Option Price                                         $10.55
Total Exercise Cost                                        $774,655
Shares Repurchased                                           61,432
Net Shares from Option - CGB Non-qualified                               11,995
                                             ---------                ---------
Gross Shares                                 9,178,233                9,611,136
Price                                                        $12.61

              Statement Regarding Calculation of Earnings Per Share

                                                  Basic      Diluted
                                             EPS number   EPS number          Net   Basic   Diluted
                                              of shares    of shares       Income     EPS       EPS
                                             ----------   ----------   ----------   -----   -------
Six Months ended June 30, 2000                8,954,625    9,675,854   $2,283,759   $0.26     $0.24
Six Months ended June 30, 2001                9,147,928    9,630,369   $2,295,289   $0.25     $0.24

Six  Months ended June 30, 2000                   Basic                   Diluted
                                             ----------                ----------
Average Shares Outstanding                    8,954,625                 8,954,625
Options - Plan 1                                              30,000
Average Option Price                                           $2.33
Total Exercise Cost                                          $69,900
Shares Repurchased                                             3,901
Net Shares from Option - Plan 1                                            26,099
Options - Plan 2                                             209,079
Average Option Price                                           $2.55
Total Exercise Cost                                         $533,151
Shares Repurchased                                            29,752
Net Shares from Option - Plan 2                                           179,327
Options - Plan 3                                             550,854
Average Option Price                                           $5.91
Total Exercise Cost                                       $3,255,547
Shares Repurchased                                           181,671
Net Shares from Option - Plan 3                                           369,183
Options - EFA Non-qualified                                   84,000
Average Option Price                                          $10.06
Total Exercise Cost                                         $845,040
Shares Repurchased                                            47,156
Net Shares from Option - EFA Non-qualified                                 36,844
Options - CGB Qualified                                      171,436
Average Option Price                                           $9.99
Total Exercise Cost                                       $1,712,646
Shares Repurchased                                            95,572
Net Shares from Option - CGB Qualified                                     75,864
Options - CGB Non-qualified                                   83,246
Average Option Price                                          $10.62
Total Exercise Cost                                         $884,073
Shares Repurchased                                            49,334
Net Shares from Option - CGB Non-qualified                                 33,912
                                             ----------                ----------
Gross Shares                                  8,954,625                 9,675,854
Price                                                         $17.92

              Statement Regarding Calculation of Earnings Per Share


Six months ended June 30, 2001                    Basic                     Diluted
                                              ---------                   ---------
Average Shares Outstanding                    9,147,928                   9,147,928
Options - Plan 2                                              166,078
Average Option Price                                            $2.61
Total Exercise Cost                                          $433,464
Shares Repurchased                                             31,990
Net Shares from Option - Plan 2                                             134,088
Options - Plan 3                                              564,652
Average Option Price                                            $6.58
Total Exercise Cost                                        $3,715,410
Shares Repurchased                                            274,200
Net Shares from Option - Plan 3                                             290,452
Options - Plan 4                                              172,927
Average Option Price                                           $15.00
Total Exercise Cost                                        $2,593,905
Shares Repurchased                                            191,432
Net Shares from Option - Plan 4                                                   -
Options - EFA Non-qualified                                    85,500
Average Option Price                                           $10.19
Total Exercise Cost                                          $871,245
Shares Repurchased                                             64,299
Net Shares from Option - EFA Non-qualified                                   21,201
Options - CGB Qualified                                        80,905
Average Option Price                                           $10.17
Total Exercise Cost                                          $822,804
Shares Repurchased                                             60,724
Net Shares from Option - CGB Qualified                                       20,181
Options - CGB Non-qualified                                    75,113
Average Option Price                                           $10.57
Total Exercise Cost                                          $793,944
Shares Repurchased                                             58,594
Net Shares from Option - CGB Non-qualified                                   16,519
                                              ---------                   ---------
Gross Shares                                  9,147,928                   9,630,369
Price                                                          $13.55